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                                                                   EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT



     THIS AGREEMENT, made effective as of this 1st day of January, 1999, by and between STEVEN A. GOULD, M.D. ("Employee") and NORTHFIELD LABORATORIES INC., a Delaware corporation (the "Company").


                              W I T N E S S E T H :

     WHEREAS, Employee is now employed as the President of the Company;

     WHEREAS, the Company and Employee now desire to enter into this Agreement in order to continue such employment for the term set forth herein and subject to the terms and conditions set forth herein; and

     WHEREAS, the Company and Employee desire to continue the Proprietary Information and Inventions Agreement entered into by and between Employee and the Company dated October 1, 1986 (the "Proprietary Information and Inventions Agreement") in full force and effect;

     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties do hereby agree as follows:

     1. Employment. The Company agrees to employ Employee, and Employee agrees to remain in the employ of the Company, for the period (the "Employment Period") beginning on January 1, 1999 and ending on the earlier to occur of (a) December 31, 2000 or (b) the date as of which Employee's employment is terminated pursuant to paragraph 5 of this Agreement. During the Employment Period, Employee shall serve as the Vice President -- Finance of the Company and shall perform such executive and managerial duties consistent with such position as the Board of Directors of the Company shall from time to time direct. Employee shall devote his best efforts to the business of the Company and its subsidiaries.

     2. Location. Employee shall be based at the Company's headquarters in Evanston, Illinois, or at such other location as may be agreed upon by Employee and the Board of Directors of the Company. Employee shall, however, also travel to other locations at such times as may be appropriate for the performance of his duties under this Agreement.



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     3.   Compensation. During the Employment Period, Employee shall be compensated as follows:

          (a) Salary and Bonus. An "Employment Year" shall be the twelve-month period beginning on the first day of the Employment Period and on each anniversary of such date during the Employment Period. For the first Employment Year, Employee shall be paid an annual base salary at a rate which is not less than $278,276 per year. Employee's base salary shall be subject to review by the Board of Directors of the Company and may only be adjusted upward each Employment Year. Employee's base salary shall be paid in equal, semi-monthly installments.

          (b) Paid Vacation. Employee shall be entitled to 5 weeks paid vacation in each calendar year. Any vacation which is not used by Employee will be forfeited at the end of the calendar year.

          (c) Expenses. Employee shall be reimbursed for all reasonable business expenses incurred in the performance of his duties pursuant to this Agreement, to the extent such expenses are substantiated and are consistent with the general policies of the Company and its subsidiaries relating to the reimbursement of expenses of senior executive officers.

          (d) Fringe Benefits. In addition to any other compensation provided under this Agreement, Employee shall also be entitled to participate, during the Employment Period, in any and all pension, stock option, relocation, profit sharing, and other employee benefit plans or fringe benefit programs which are from time to time maintained by the Company or its subsidiaries for their senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect.

          (e) Deduction and Withholding. All compensation and other benefits payable to or on behalf of Employee pursuant to this Agreement shall be subject to such deductions and withholding as may be agreed to by Employee or required by applicable law.

     4. Other Benefits. The compensation provisions of this Agreement shall be in addition to, and not in derogation or diminution of, any benefits that Employee or his beneficiaries may be entitled to receive under the provisions of any pension, stock option, profit sharing, disability (except as otherwise provided in subparagraph 6(b)), relocation or other employee benefit plan now or hereafter maintained by the Company or by any of its subsidiaries. The Company shall not make any changes in such plans or arrangements which would adversely affect the Employee's rights or benefits thereunder, unless such change is made uniformly in a plan of general application to all of the Company's or a subsidiary's eligible employees.

     5. Termination. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

          (a)  Death. The Employee's employment shall terminate upon his death.
(b) Disability. If, as a result of the Employee's incapacity due to physical or mental illness or accident, (i) the Employee shall have been absent from his duties for the Company on a full-time basis for the entire period of six consecutive months and (ii) within thirty days after written Notice of Termination is given (which may occur before or after the end of such six-month period) shall not have returned to the performance of his duties, the Company may terminate the Employee's employment for "disability."


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          (c)  Cause. The Company may terminate the Employee's employment hereunder for "cause." For purposes of this Agreement, "cause" shall mean any conduct by the Employee involving dishonesty or moral turpitude or any failure by the Employee to comply with any material term of this Agreement, the Proprietary Information and Inventions Agreement, or any similar agreement with the Company to which Employee is a party, which conduct or failure is materially injurious to the Company, monetarily or otherwise. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause without (i) at least 60 days prior written notice from the Company to the Employee setting forth the reasons for the Company's intention to terminate for cause, (ii) an opportunity to cure the stated cause during the 60-day notice period, and (iii) after all of the preceding procedures have been satisfied or made available, delivery to the Employee of a Notice of Termination from the Board of Directors of the Company finding that in the good faith opinion of such Board of Directors, Employee was guilty of the conduct or of the failure described in the second sentence of this subparagraph, specifying the particulars in detail, and that the Employee has failed to cure the stated cause.

          (d) Termination by the Employee. The Employee may voluntarily terminate his employment at any time. Employee's termination of employment shall be for "good reason" if he voluntarily terminates his employment:

          (i) within 90 days after a "change in control" (as defined below) of the Company for any reason;

          (ii)  at any time after a "change in control" of the Company because:


                A. he has been reassigned to a position of lesser rank or
                   status or to a location other than Evanston, Illinois, without his consent; or

                B. his annual base salary has been reduced; or

                C. his benefits have been reduced (unless such reduction is made uniformly in a plan of general application to all of the Company's or a subsidiary's eligible employees);

         (iii) because of a failure by the Company to comply with any material provision of this Agreement which has not been cured within ten days after written notice of such noncompliance has been given by the Employee to the Company; or

          (iv) because of any purported termination of the Employee's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of subparagraph 5(e) hereof (and for purposes of this Agreement no such purported termination shall be effective).

For purposes of this Agreement, a "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect as of the date of this Agreement, promulgated pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject


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to the reporting requirements of the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Company's assets, (ii) the stockholders of the Company approve any plan or proposal of liquidation or dissolution of the Company, (iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have, directly or indirectly, at least an 80% ownership interest in the outstanding Common Stock of the surviving corporation immediately after the merger, (iv) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities ordinarily having the right to vote for the election of directors (unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as defined in clause (v) below)) or (v) individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the "Board" generally, and as of the date hereof, the "Incumbent Board") cease for any reason to constitute a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board. Notwithstanding the foregoing, a public or private sale or issuance of equity securities, or securities exercisable or exchangeable for or convertible into equity securities, of the Company for its own account or for the account of any holder of the Company's equity securities as of the date hereof shall not result in a "change in control" for purposes of this Agreement if such sale or issuance is approved by at least three-quarters of the directors comprising the Incumbent Board.

          (e) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination because of the Employee's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

          (f) Date of Termination of Employment. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death; (ii) if the Employee's employment is terminated for disability pursuant to subparagraph 5(b) above, thirty days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties during such thirty-day period); (iii) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination which shall not be less than 10 days nor more than 60 days from the date Notice of Termination is given; provided that if within thirty days after any Notice of Termination is given the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and


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final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

     6.   Compensation Upon Termination of Employment or During Disability.

          (a) Death. If the Employee's employment is terminated by his death, the Company shall continue to pay his full base salary at the rate than in effect to the Employee's surviving spouse or, if he has no surviving spouse, to his estate as a death benefit for a period of one (1) month following his Date of Termination.

          (b) Disability. During any period that the Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness or accident, the Company shall continue to pay him his full base salary at the rate then in effect for such period until his Date of Termination. Notwithstanding the preceding sentence any salary payments made to the Employee during such period of incapacity shall be reduced (but not below zero) by amounts actually paid to the Employee for the same period and at or prior to the time of any such salary payment under disability benefit plans maintained by the Company; provided such disability benefit amounts were not previously applied to reduce any such salary payment.

          (c) Cause. If the Employee's employment is terminated for cause, the Company shall pay the Employee his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and, except for other compensation or benefits accrued through his Date of Termination, the Company shall have no further obligations to the Employee under this Agreement except as otherwise required by applicable law.

          (d) Breach; Termination for Good Reason. If (i) in breach of this Agreement, the Company shall terminate the Employee's employment other than pursuant to subparagraphs 5(a), 5(b) or 5(c) hereof (it being understood that a purported termination pursuant to subparagraphs 5(b) or 5(c) hereof which is disputed and finally determined not to have been proper shall be a termination of the Employee's employment by the Company in breach of this Agreement) or (ii) the Employee shall terminate his employment for good reason, then:

               A. the Company shall continue to pay the Employee his full base salary at a rate equal to 100 percent of the annual rate in effect prior to the date Notice of Termination is given until the later to occur of December 31, 2000 or the second anniversary of his Date of Termination, such payments of continued base salary will be reduced (but not below zero) by any payments made by the Company under the Proprietary Information and Inventions Agreement.

               B. During the period that Employee is entitled to receive payments of continued base salary under A. above, Employee shall continue to participate in any accident, health, disability, life or similar employee welfare benefit plans maintained by the Company or its subsidiaries, to the extent he was eligible to participate in such plans at any time during the twelve months preceding his Notice of Termination and at no cost to him; provided that if such continued participation is precluded by the provisions of such plans or by


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                    applicable law, the Company will provide Employee with
                    comparable benefits of equivalent value.

               C. Employee understands and agrees that if he breaches any provision of the Proprietary Information and Inventions Agreement, the Company shall cease to have any obligation to make any payment under this subparagraph 6(d).

          (e) Voluntary Termination. If the Employee voluntarily terminates his employment other than for good reason, he shall not be entitled to receive any compensation or benefits pursuant to this Agreement other than compensation or benefits accrued through the Date of Termination.

          (f) Severance. If Employee does not continue in employment with the Company after December 31, 2000 for a reason other than Employee's death, disability or discharge for cause, the Company shall continue to pay Employee his full base salary, at a rate equal to the rate in effect immediately prior to December 31, 2000, until December 31, 2001. Employee shall not be entitled to receive any severance payments under this subparagraph 6(f) if (i) Employee is not employed by the Company immediately prior to December 31, 2000, or (ii) Employee is entitled to receive any benefits under subparagraph 6(d) above. Severance payments will be reduced (but not below zero) by any payments made under the Proprietary Information and Inventions Agreement. Employee understands and agrees that if he breaches any provision of the Proprietary Information and Inventions Agreement, the Company shall cease to have any obligation to make any severance payments under this subparagraph.

          (g) Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for this paragraph 6 by seeking other employment or otherwise, nor shall the amount of any payments provided in this Agreement be reduced by any compensation earned by Employee as the result of his self-employment or his employment by another employer after his Date of Termination.

     7.   Successors; Binding Agreement.

          (a) Successors to the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to terminate his employment with the Company for good reason. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets which executes and delivers the agreement provided for in this paragraph 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) Assignment. Employee's rights and interests under this Agreement may not be assigned, pledged or encumbered by him without the Company's written consent. This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees,


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devisees and legatees. If the Employee should die while any amounts would still be payable to him hereunder if he had continued to live all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's surviving spouse or, if there is no surviving spouse, to his estate.

     8. Proprietary Information. Employee and the Company have entered into the Proprietary Information and Inventions Agreement, which agreement shall remain in full force and effect.

     9.   Payment of Costs and Indemnification.

          (a) Payment of Costs. In the event that a dispute arises regarding termination of Employee's employment or the interpretation or enforcement of this Agreement and Employee obtains a final judgment in his favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or his claim is settled by the Company prior to the rendering of such a judgment, the Company shall promptly pay, or reimburse to Employee, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination, in seeking to obtain or enforce any right or benefit provided for in this Agreement, or in otherwise pursuing his claim.

          (b) Indemnification. The Company shall indemnify and hold Employee harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by Employee in connection with the defense of, or as a result of, any action or proceeding (or any appeal from any action or proceeding) in which Employee is made or is threatened to be made a party by reason of the fact that Employee is or was an employee, officer, or director of the Company or any of its subsidiaries, regardless of whether such action or proceeding is one brought by or in the right of the Company to procure a judgment in its favor. The undertaking of subparagraph (a) above is independent of, and shall not be limited or prejudiced by, the undertakings of this subparagraph (b).

          (c) Warranty. The Company hereby represents and warrants that the undertakings of payment and indemnification set out in (a) and (b) above are not in conflict with the Certificate of Incorporation or by-laws of the Company or with any validly existing agreement or other proper corporate action of the Company.

     10.  General Provisions.

          (a) Effect of Headings. The headings of all of the paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

          (b) Modification, Amendment, Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of

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this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (d) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

          (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Illinois.

          (f) Notices. Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, return receipt requested, addressed:

          If to the Company, to:
          Northfield Laboratories Inc.
          1560 Sherman Avenue
          Evanston, Illinois  60201-4800
          Attention:  Board of Directors

          If to Employee, to:
          Steven A. Gould, M.D.
          629 Cherokee Road
          Highland Park, IL  60035

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

          (g) Survival. The rights and obligations of the parties shall survive the term of Employee's employment to the extent that any performance is required under this Agreement after the expiration or termination of such term.

          (h) Entire Agreement. This Agreement, together with the Proprietary Information and Inventions Agreement described in paragraph 8 above, constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter (but excluding the Proprietary Information and Inventions Agreement, which agreement shall remain in full force and effect).

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(i)  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.

     11. Parachute Payment Adjustment. If the Company, in good faith, determines that any part or all of the amounts payable to Employee pursuant to this Agreement would be "excess parachute payments" within the meaning of
Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may, in its discretion, reduce the amounts so payable so that the aggregate present value of such amounts will be less than 3 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


EMPLOYEE                                           NORTHFIELD LABORATORIES INC.


                                                   By
-----------------------------                        -------------------------
Steven A. Gould, M.D.                              Its
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